Exhibit 99.1

PORT ANGELES, Wash., July 24, 2025 (GLOBE NEWSWIRE)

First Northwest Bancorp Reports Second Quarter 2025 Improved Profitability

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company"), the holding company for First Fed Bank ("First Fed" or the "Bank"), today reported net income of $3.7 million for the second quarter of 2025, compared to a net loss of $9.0 million for the first quarter of 2025 and a net loss of $2.2 million for the second quarter of 2024. Basic and diluted income per share were $0.42 for the second quarter of 2025, compared to basic and diluted loss per share of $1.03 for the first quarter of 2025 and basic and diluted loss per share of $0.25 for the second quarter of 2024.

In the second quarter of 2025, the Company recorded Adjusted Pre-Tax, Pre-Provision Net Revenue ("PPNR")(1) of $2.1 million, compared to $1.5 million for the preceding quarter and $530,000 for the second quarter of 2024.

The Board of Directors of First Northwest has elected not to declare a dividend for this quarter as part of a prudent approach to capital management. The Company remains committed to maintaining a strong balance sheet and will continue to evaluate future dividend decisions in light of the Company’s long-term strategic objectives.

Quote from Cindy Finnie, First Northwest Board Chair:

"As previously disclosed, the Board has begun a search process for the next full time Chief Executive Officer. We also continue to strongly dispute the allegations contained in the legal proceedings disclosed in our June 13, 2025, 8-K and intend to vigorously defend against them. Despite the volatility of the past few quarters, the Board remains focused on the strategic objectives of the Bank, building on the positive core trends from the past few quarters."

Quote from Geraldine Bullard, First Northwest Interim CEO:

"Our second quarter included continued modest improvement in several important performance measures, including seven basis points of net interest margin expansion and our fifth consecutive quarter of growing Adjusted PPNR. Commercial business loan recoveries totaling $1.1 million drove a modest provision release during the quarter. The Bank continues to show core customer growth, with loans growing 3% annualized compared to the preceding quarter and total deposits only down modestly despite a $31.0 million reduction in brokered time deposits during the quarter."

Key Points for the Second Quarter

Positive Trends:

•	Return on average assets increased to 0.68% for the current quarter from -1.69% in the preceding quarter.
•	Net interest margin increased to 2.83% for the current quarter compared to 2.76% in the first quarter of 2025, as a result of an increase in the yield on interest-earning assets and a decrease in the rate paid on interest-bearing liabilities.
•	Efficiency ratio improved to 78.0% for the current quarter from 113.5% in the preceding quarter due to the recognition of a payroll tax credit in the current quarter while the preceding quarter included higher expenses related to the legal reserve recorded.
•	Customer deposits increased $19.6 million to $1.55 billion at June 30, 2025 from $1.53 billion at March 31, 2025.
•	Recorded a $296,000 recapture of provision for credit losses on loans in the second quarter of 2025, compared to provisions for credit losses on loans of $7.8 million for the preceding quarter and $8.7 million for the second quarter of 2024.

Other significant events:

•	In the second quarter of 2025, the statute of limitations expired on employee retention credit ("ERC") payments received for the first and second quarters of 2021. As a result, the Bank recorded $2.6 million as a reduction to compensation and benefits. A related contingent ERC consulting expense of $528,000 was recorded in professional fees, partially offsetting the credit. The Bank anticipates recording the remaining reserved ERC of $2.0 million in 2028.
•	During the second quarter of 2025, the Bank consolidated the operations of its Bellevue and Fremont business centers into a new location, the Seattle business center. This consolidation resulted in a one-time increase to other expense of $599,000 for the early termination of the Bellevue business center lease and write-off of remaining leasehold improvements. No additional costs were incurred for closing the Fremont business center. The Bank estimates the consolidation will reduce annual rent expense by $130,000 going forward.
•	The Company disclosed in its Current Report on Form 8-K filed on July 21, 2025, that a settlement agreement was reached in the previously disclosed legal matter discussed in Part II, Item 1 of the Company's Form 10-Q for the quarter ended March 31, 2025. The Bank continues to vigorously defend itself in the separate legal proceedings disclosed in the Company's Current Report on Form 8-K filed on June 13, 2025.

(1)  See reconciliation of Non-GAAP Financial Measures later in this release.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended					As of or For the Six Months Ended June 30,
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	2025	2024
Performance ratios: (1)
Return on average assets	0.68%	-1.69%	-0.51%	-0.36%	-0.40%	-0.50%	-0.17%
Adjusted PPNR return on average assets (2)	0.39	0.27	0.26	0.17	0.10	0.33	0.16
Return on average equity	10.00	-23.42	-6.92	-4.91	-5.47	-7.15	-2.26
Net interest margin (3)	2.83	2.76	2.73	2.70	2.76	2.80	2.76
Efficiency ratio (4)	78.0	113.5	92.2	100.3	72.3	96.40	79.35
Equity to total assets	6.82	6.75	6.89	7.13	7.17	6.82	7.17
Book value per common share	$15.85	$15.52	$16.45	$17.17	$16.81	$15.85	$16.81
Tangible performance ratios: (1)
Tangible common equity to tangible assets (2)	6.76%	6.68%	6.83%	7.06%	7.10%	6.76%	7.10%
Return on average tangible common equity (2)	10.10	-23.65	-6.99	-4.96	-5.53	-7.22	-2.28
Tangible book value per common share (2)	$15.70	$15.36	$16.29	$17.00	$16.64	$15.70	$16.64
Capital ratios (First Fed): (5)
Tier 1 leverage	9.2%	9.0%	9.4%	9.4%	9.4%	9.2%	9.4%
Common equity Tier 1	12.1	12.1	12.4	12.2	12.4	12.1	12.4
Total risk-based	13.1	13.4	13.6	13.4	13.5	13.1	13.5

(1)	Performance ratios are annualized, where appropriate.
(2)	See reconciliation of Non-GAAP Financial Measures later in this release.
(3)	Net interest income divided by average interest-earning assets.
(4)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Adjusted Pre-tax, Pre-Provision Net Revenue (1)

Adjusted PPNR for the second quarter of 2025 increased $616,000 to $2.1 million, compared to $1.5 million for the preceding quarter, and increased $1.6 million from $530,000 in the second quarter one year ago.
	For the Quarter Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Net interest income (GAAP)	$14,193	$13,847	$14,137	$14,020	$14,235	$28,040	$28,163
Total noninterest income (GAAP)	2,170	3,777	1,300	1,779	7,347	5,947	9,535
Total revenue (GAAP)	16,363	17,624	15,437	15,799	21,582	33,987	37,698
Total noninterest expense (GAAP)	12,765	20,000	14,233	15,848	15,609	32,765	29,912
PPNR (Non-GAAP) (1)	3,598	(2,376)	1,204	(49)	5,973	1,222	7,786
Less selected nonrecurring adjustments to PPNR (Non-GAAP):
Employee retention credit ("ERC") included in compensation and benefits	2,640	—	—	—	—	2,640	—
ERC consulting expense included in professional fees	(528)	—	—	—	—	(528)	—
Costs associated with early termination of Bellevue Business Center lease included in other expense	(599)	—	—	—	—	(599)	—
Bank-owned life insurance ("BOLI") death benefit	—	1,059	1,536	—	—	1,059	—
Gain on extinguishment of subordinated debt included in other income	—	846	—	—	—	846	—
Legal reserve	—	(5,750)	—	—	—	(5,750)	—
Equity investment repricing adjustment	—	—	(1,762)	—	—	—	651
One-time compensation payouts related to reduction in force	—	—	—	(996)	—	—	—
Net gain on sale of premises and equipment	—	—	—	—	7,919	—	7,919
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	—	—	(359)	—	(359)
Net loss on sale of investment securities	—	—	—	—	(2,117)	—	(2,117)
Adjusted PPNR (Non-GAAP) (1)	$2,085	$1,469	$1,430	$947	$530	$3,554	$1,692

(1)  See reconciliation of Non-GAAP Financial Measures later in this release.

•	Total interest income increased $308,000 to $27.1 million for the second quarter of 2025, compared to $26.8 million for the preceding quarter, and decreased $1.5 million compared to $28.6 million in the second quarter of 2024. Interest income increased in the second quarter of 2025 primarily due to an increase in the yields earned on loans receivable, partially offset by a decrease in both the yield earned and average volume of investment securities. Average real estate and commercial business loan balances decreased while average consumer loan balances increased over the preceding quarter.
•	Total interest expense decreased $38,000 to $12.9 million for the second quarter of 2025, compared to $13.0 million for the preceding quarter, and decreased $1.4 million compared to $14.4 million in the second quarter of 2024. Interest expense decreased in the second quarter of 2025 primarily due to a reduced volume of brokered certificates of deposit ("CDs") and decreases in interest paid on customer CDs, brokered CDs and demand deposits. These decreases were partially offset by increases in the volume and interest paid on money market and savings accounts and an increase in the rate paid on advances during the current quarter.
•	The net interest margin increased to 2.83% for the second quarter of 2025, from 2.76% for both the preceding quarter and the second quarter of 2024.
•	Noninterest income decreased $1.6 million to $2.2 million for the second quarter of 2025, from $3.8 million for the preceding quarter. The first quarter of 2025 was higher due to nonrecurring income items including a $1.1 million BOLI death benefit payment received due to the passing of a former employee and a $846,000 gain on extinguishment of debt.
•	Noninterest expense decreased $7.2 million to $12.8 million for the second quarter of 2025, compared to $20.0 million for the preceding quarter. Compensation and benefits was lower primarily due to the ERC recorded during the current quarter. Other expense for the preceding quarter included the previously disclosed $5.8 million legal reserve.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The allowance for credit losses on loans ("ACLL") decreased $2.2 million to $18.4 million at June 30, 2025, from $20.6 million at March 31, 2025. The ACLL as a percentage of total loans was 1.10% at June 30, 2025, a decrease from 1.24% at March 31, 2025, and from 1.14% one year earlier. A release of $2.6 million reserves on individually evaluated loans, partially offset by net loan charge-offs totaling $1.9 million and a small increase to the pooled loan reserve, resulted in a recapture of provision expense of $296,000 for the quarter ended June 30, 2025.

Nonperforming loans totaled $20.4 million at both June 30, 2025 and March 31, 2025. Current quarter activity included an increase due to a $4.1 million commercial real estate loan transitioning into nonperforming status, large principal payments received totaling $3.6 million and charged-off balances totaling $1.3 million. ACLL to nonperforming loans decreased to 90% at June 30, 2025, from 101% at March 31, 2025, and increased from 82% at June 30, 2024. This ratio increased in the first quarter of 2025 with decreases in balances due to principal payments and charge-offs on loans with appropriate reserves.

Classified loans decreased $663,000 to $30.9 million at June 30, 2025, from $31.6 million at March 31, 2025, primarily due to payments received of $3.2 million and commercial business loan net charge-offs totaling $1.5 million, partially offset by the downgrade of a $4.1 million commercial real estate loan that was adversely impacted by reduced cross-border traffic during the second quarter. Four collateral dependent loans totaling $23.8 million account for 77% of the classified loan balance at June 30, 2025. The Bank has exercised legal remedies, including the appointment of a third-party receiver and foreclosure actions, to liquidate the underlying collateral to satisfy the real estate loans in the largest of these four collateral-dependent relationships. The Bank is also closely monitoring a group of commercial business loans that have similar collateral, with 11 loans totaling $562,000 included in classified loans at June 30, 2025, and four additional loans totaling $686,000 included in the special mention risk grading category.

	For the Quarter Ended
ACLL ($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Balance at beginning of period	$20,569	$20,449	$21,970	$19,343	$17,958
Charge-offs:
Commercial real estate	(15)	(5,571)	—	—	—
Construction and land	—	(374)	(411)	—	(3,978)
Auto and other consumer	(273)	(243)	(364)	(492)	(832)
Commercial business	(2,823)	(1,513)	(4,596)	(24)	(2,643)
Total charge-offs	(3,111)	(7,701)	(5,371)	(516)	(7,453)
Recoveries:
One-to-four family	—	—	—	42	—
Commercial real estate	20	6	2	—	—
Construction and land	5	—	—	—	—
Auto and other consumer	74	43	52	24	198
Commercial business	1,084	2	36	—	—
Total recoveries	1,183	51	90	66	198
Net loan charge-offs	(1,928)	(7,650)	(5,281)	(450)	(7,255)
(Recapture of) provision for credit losses	(296)	7,770	3,760	3,077	8,640
Balance at end of period	$18,345	$20,569	$20,449	$21,970	$19,343

Average total loans	$1,658,723	$1,662,164	$1,708,232	$1,718,402	$1,717,830
Annualized net charge-offs to average outstanding loans	0.47%	1.87%	1.23%	0.10%	1.70%

Asset Quality ($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Nonaccrual loans:
One-to-four family	$2,274	$1,404	$1,477	$1,631	$1,750
Multi-family	—	—	—	—	708
Commercial real estate	4,095	4	5,598	5,634	14
Construction and land	13,063	15,280	19,544	19,382	19,292
Home equity	10	54	55	116	118
Auto and other consumer	410	710	700	894	746
Commercial business	514	2,903	3,141	2,719	1,003
Total nonaccrual loans	20,366	20,355	30,515	30,376	23,631
Other real estate owned	1,297	—	—	—	—
Total nonperforming assets	$21,663	$20,355	$30,515	$30,376	$23,631

Nonaccrual loans as a % of total loans (1)	1.22%	1.23%	1.80%	1.75%	1.39%
Nonperforming assets as a % of total assets (2)	0.99	0.94	1.37	1.35	1.07
ACLL as a % of total loans	1.10	1.24	1.21	1.27	1.14
ACLL as a % of nonaccrual loans	90.08	101.05	67.01	72.33	81.85
Total past due loans to total loans	1.17	1.36	1.98	1.92	1.45

(1)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(2)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), real estate owned and repossessed assets.

Financial Condition and Capital

Investment securities decreased $11.9 million, or 3.8%, to $303.5 million at June 30, 2025, compared to $315.4 million three months earlier, and decreased $3.2 million compared to $306.7 million at June 30, 2024. Maturities totaling $11.8 million and regular principal payments totaling $5.7 million were partially offset by purchases totaling $5.5 million during the current quarter. Net unrealized losses were flat for the second quarter of 2025. The estimated average life of the securities portfolio was approximately 7.6 years at June 30, 2025, 6.9 years at the preceding quarter end and 7.8 years at the end of the second quarter of 2024. The effective duration of the portfolio was approximately 4.9 years at June 30, 2025, compared to 4.3 years at the preceding quarter end and 4.3 years at the end of the second quarter of 2024.

Investment Securities ($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$77,324	$78,295	$78,825	-1.2%	-1.9%
U.S. government agency issued asset-backed securities (ABS agency)	12,298	12,643	13,982	-2.7	-12.0
Corporate issued asset-backed securities (ABS corporate)	13,105	15,671	16,483	-16.4	-20.5
Corporate issued debt securities (Corporate debt)	55,760	55,067	52,892	1.3	5.4
U.S. Small Business Administration securities (SBA)	7,504	8,061	9,772	-6.9	-23.2
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	96,014	96,642	77,301	-0.6	24.2
Non-agency issued mortgage-backed securities (MBS non-agency)	41,510	49,054	57,459	-15.4	-27.8
Total securities available for sale	$303,515	$315,433	$306,714	-3.8	-1.0

Net loans, excluding loans held for sale, increased $9.6 million, or 0.6%, to $1.65 billion at June 30, 2025, from $1.64 billion at March 31, 2025, and decreased $30.6 million, or 1.8%, from $1.68 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $6.0 million. New loan funding totaling $47.2 million and draws on existing loans totaling $23.9 million outpaced loan payoffs of $34.1 million, regular payments of $28.4 million and charge-offs totaling $2.4 million.

Loans ($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$387,459	$394,428	$389,934	-1.8%	-0.6%
Multi-family	329,696	338,147	350,076	-2.5	-5.8
Commercial real estate	391,362	387,312	375,511	1.0	4.2
Construction and land	72,538	64,877	107,273	11.8	-32.4
Total real estate loans	1,181,055	1,184,764	1,222,794	-0.3	-3.4
Consumer:
Home equity	84,927	79,151	72,613	7.3	17.0
Auto and other consumer	280,877	273,878	285,623	2.6	-1.7
Total consumer loans	365,804	353,029	358,236	3.6	2.1
Commercial business	117,843	119,783	117,094	-1.6	0.6
Total loans receivable	1,664,702	1,657,576	1,698,124	0.4	-2.0
Less:
Derivative basis adjustment	(860)	(566)	1,017	-51.9	-184.6
Allowance for credit losses on loans	18,345	20,569	19,343	-10.8	-5.2
Total loans receivable, net	$1,647,217	$1,637,573	$1,677,764	0.6	-1.8

The Bank invested $9.1 million into a new bank-owned life insurance policy in the second quarter of 2025 to replace a policy surrendered in the preceding quarter. The Bank received the return of the surrendered funds early in the third quarter of 2025.

Total deposits decreased $11.4 million to $1.65 billion at June 30, 2025, compared to $1.67 billion at March 31, 2025, and decreased $53.7 million compared to $1.71 billion one year prior. During the second quarter of 2025, total customer deposit balances increased $19.6 million and brokered deposit balances decreased $31.0 million. Overall, the current rate environment continues to contribute to competition for deposits leading to increased volumes and higher rates paid on money market and savings accounts during the current quarter. The deposit mix compared to June 30, 2024, also reflects a shift in volume to money market and customer CD accounts while the volume and rate paid on brokered CDs decreased.

Deposits ($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$240,051	$247,890	$276,543	-3.2%	-13.2%
Interest-bearing demand deposits	144,409	169,912	162,201	-15.0	-11.0
Money market accounts	484,787	424,469	423,047	14.2	14.6
Savings accounts	227,968	235,188	224,631	-3.1	1.5
Certificates of deposit, customer	450,494	450,663	398,161	0.0	13.1
Certificates of deposit, brokered	106,927	137,946	223,705	-22.5	-52.2
Total deposits	$1,654,636	$1,666,068	$1,708,288	-0.7	-3.1

Total shareholders’ equity increased to $149.7 million at June 30, 2025, compared to $146.5 million three months earlier, due to net income of $3.7 million and an increase in the after-tax fair market values of the available-for-sale investment securities portfolio of $128,000, partially offset by dividends declared of $661,000 and a decrease in the after-tax fair market values of derivatives of $197,000.

Capital levels for both the Company and the Bank remain in excess of applicable regulatory requirements and the Bank was categorized as "well-capitalized" at June 30, 2025. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at June 30, 2025, were 12.1% and 13.1%, respectively.

First Northwest continued to provide a return on capital to our shareholders through cash dividends during the second quarter of 2025. The Company paid cash dividends totaling $650,000 in the second quarter of 2025. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan (the "Repurchase Plan") during the quarter ended June 30, 2025. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

2025 Awards/Recognition

Forbes Best-in-State Banks

2024 Awards/Recognition
Sound Publishing:
Puget Sound Business Journal Top Corporate Philanthropists	Best of the Olympic Peninsula Awards
Bellingham Best of the Northwest - Silver	Best Lender in Clallam and Jefferson County
The Leader Readers Choice Award - Best Bank	Best Bank in Clallam County and West End

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, the outcome of litigation and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets, including potential recessionary and other unfavorable conditions and trends relating to housing markets, costs of living, unemployment levels, interest rates, supply chain difficulties and inflationary pressures, among other things; legislative, regulatory, and policy changes; legal proceedings regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2025 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Geraldine Bullard, Interim Chief Executive Officer, Chief Operating Officer and EVP

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
ASSETS
Cash and due from banks	$18,487	$18,911	$16,811	$17,953	$19,184
Interest-earning deposits in banks	69,376	51,412	55,637	64,769	63,995
Investment securities available for sale, at fair value (amortized cost at each period end of $336,206, $348,249, $376,265, $341,011 and $344,941)	303,515	315,433	340,344	310,860	306,714
Loans held for sale	1,557	2,940	472	378	1,086
Loans receivable (net of allowance for credit losses on loans at each period end of $18,345, $20,569, $20,449, $21,970, and $19,343)	1,647,217	1,637,573	1,675,186	1,714,416	1,677,764
Federal Home Loan Bank (FHLB) stock, at cost	14,906	13,106	14,435	14,435	13,086
Accrued interest receivable	8,305	8,319	8,159	8,939	9,466
Premises and equipment, net	8,999	9,870	10,129	10,436	10,714
Servicing rights on sold loans, at fair value	3,220	3,301	3,281	3,584	3,740
Bank-owned life insurance ("BOLI"), net	41,380	31,786	41,150	41,429	41,113
Equity and partnership investments	14,811	15,026	13,229	14,912	15,085
Goodwill and other intangible assets, net	1,081	1,082	1,082	1,083	1,084
Deferred tax asset, net	14,266	14,304	13,738	10,802	12,216
Right-of-use ("ROU") asset, net	15,772	16,687	17,001	17,315	17,627
Prepaid expenses and other assets	32,471	31,680	21,352	24,175	23,088
Total assets	$2,195,363	$2,171,430	$2,232,006	$2,255,486	$2,215,962

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,654,636	$1,666,068	$1,688,026	$1,711,641	$1,708,288
Borrowings	344,108	307,091	336,014	334,994	302,575
Accrued interest payable	1,514	2,163	3,295	2,153	3,143
Lease liability, net	16,257	17,266	17,535	17,799	18,054
Accrued expenses and other liabilities	27,790	29,767	31,770	25,625	23,717
Advances from borrowers for taxes and insurance	1,325	2,583	1,484	2,485	1,304
Total liabilities	2,045,630	2,024,938	2,078,124	2,094,697	2,057,081

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,444,963; 9,440,618; 9,353,348; 9,365,979; and 9,453,247	94	94	93	94	94
Additional paid-in capital	93,595	93,450	93,357	93,218	93,985
Retained earnings	90,506	87,506	97,198	100,660	103,322
Accumulated other comprehensive loss, net of tax	(28,198)	(28,129)	(30,172)	(26,424)	(31,597)
Unearned employee stock ownership plan (ESOP) shares	(6,264)	(6,429)	(6,594)	(6,759)	(6,923)
Total shareholders' equity	149,733	146,492	153,882	160,789	158,881
Total liabilities and shareholders' equity	$2,195,363	$2,171,430	$2,232,006	$2,255,486	$2,215,962

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
INTEREST INCOME
Interest and fees on loans receivable	$22,814	$22,231	$23,716	$23,536	$23,733	$45,045	$46,500
Interest on investment securities	3,466	3,803	3,658	3,786	3,949	7,269	7,581
Interest on deposits in banks	520	482	550	582	571	1,002	1,216
FHLB dividends	331	307	273	302	358	638	640
Total interest income	27,131	26,823	28,197	28,206	28,611	53,954	55,937
INTEREST EXPENSE
Deposits	9,552	9,737	11,175	10,960	10,180	19,289	20,292
Borrowings	3,386	3,239	2,885	3,226	4,196	6,625	7,482
Total interest expense	12,938	12,976	14,060	14,186	14,376	25,914	27,774
Net interest income	14,193	13,847	14,137	14,020	14,235	28,040	28,163
PROVISION FOR CREDIT LOSSES
(Recapture of) provision for credit losses on loans	(296)	7,770	3,760	3,077	8,640	7,474	9,879
(Recapture of) provision for credit losses on unfunded commitments	(64)	15	(105)	57	99	(49)	(170)
(Recapture of) provision for credit losses	(360)	7,785	3,655	3,134	8,739	7,425	9,709
Net interest income after (recapture of) provision for credit losses	14,553	6,062	10,482	10,886	5,496	20,615	18,454
NONINTEREST INCOME
Loan and deposit service fees	1,095	1,106	1,054	1,059	1,076	2,201	2,178
Sold loan servicing fees and servicing rights mark-to-market	92	195	(115)	10	74	287	293
Net gain on sale of loans	44	11	52	58	150	55	202
Net loss on sale of investment securities	—	—	—	—	(2,117)	—	(2,117)
Net gain on sale of premises and equipment	—	—	—	—	7,919	—	7,919
Increase in BOLI cash surrender value	485	372	328	315	293	857	536
Income from BOLI death benefit, net	—	1,059	1,536	—	—	1,059	—
Other income (loss)	454	1,034	(1,555)	337	(48)	1,488	524
Total noninterest income	2,170	3,777	1,300	1,779	7,347	5,947	9,535
NONINTEREST EXPENSE
Compensation and benefits	4,698	7,715	7,367	8,582	8,588	12,413	16,716
Data processing	1,926	2,011	2,065	2,085	2,008	3,937	3,952
Occupancy and equipment	1,507	1,592	1,559	1,553	1,799	3,099	3,039
Supplies, postage, and telephone	346	298	296	360	317	644	610
Regulatory assessments and state taxes	501	479	460	548	457	980	970
Advertising	299	265	362	409	377	564	686
Professional fees	1,449	777	813	698	684	2,226	1,594
FDIC insurance premium	463	434	491	533	473	897	859
Other expense	1,576	6,429	820	1,080	906	8,005	1,486
Total noninterest expense	12,765	20,000	14,233	15,848	15,609	32,765	29,912
Income (loss) before provision (benefit) for income taxes	3,958	(10,161)	(2,451)	(3,183)	(2,766)	(6,203)	(1,923)
Provision (benefit) for income taxes	297	(1,125)	359	(1,203)	(547)	(828)	(100)
Net income (loss)	$3,661	$(9,036)	$(2,810)	$(1,980)	$(2,219)	$(5,375)	$(1,823)

Basic and diluted earnings (loss) per common share	$0.42	$(1.03)	$(0.32)	$(0.23)	$(0.25)	$(0.61)	$(0.21)

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Construction and land loans breakout
1-4 Family construction	$39,040	$42,371	$39,319	$43,125	$56,514
Multifamily construction	14,728	9,223	15,407	29,109	43,341
Nonresidential construction	12,832	7,229	16,857	17,500	1,015
Land and development	5,938	6,054	6,527	5,975	6,403
Total construction and land loans	$72,538	$64,877	$78,110	$95,709	$107,273

Auto and other consumer loans breakout
Triad Manufactured Home loans	$135,537	$134,740	$128,231	$129,600	$110,510
Woodside auto loans	127,828	118,972	117,968	126,129	131,151
First Help auto loans	11,221	13,012	14,283	15,971	17,427
Other auto loans	1,016	1,313	1,647	2,064	2,690
Other consumer loans	5,275	5,841	6,747	7,434	23,845
Total auto and other consumer loans	$280,877	$273,878	$268,876	$281,198	$285,623

Commercial business loans breakout
Northpointe Bank MPP	$-	$-	$36,230	$38,155	$9,150
Secured lines of credit	41,043	39,986	35,701	37,686	28,862
Unsecured lines of credit	2,551	2,030	1,717	1,571	1,133
SBA loans	6,618	6,889	7,044	7,219	7,146
Other commercial business loans	67,631	70,878	70,801	70,696	70,803
Total commercial business loans	$117,843	$119,783	$151,493	$155,327	$117,094

Loans by Collateral and Unfunded Commitments	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

One-to-four family construction	$40,509	$38,221	$44,468	$51,607	$49,440
All other construction and land	36,129	30,947	34,290	45,166	58,346
One-to-four family first mortgage	420,847	428,081	466,046	469,053	434,840
One-to-four family junior liens	20,116	15,155	15,090	14,701	13,706
One-to-four family revolving open-end	57,502	51,832	51,481	48,459	44,803
Commercial real estate, owner occupied:
Health care	29,091	29,386	29,129	29,407	29,678
Office	19,116	19,363	17,756	17,901	19,215
Warehouse	7,432	9,272	14,948	11,645	14,613
Other	74,364	74,915	78,170	64,535	56,292
Commercial real estate, non-owner occupied:
Office	42,198	41,885	49,417	49,770	50,158
Retail	51,708	50,737	49,591	49,717	50,101
Hospitality	64,308	62,226	61,919	62,282	62,628
Other	93,505	93,549	81,640	82,573	84,428
Multi-family residential	330,784	339,217	333,419	354,118	350,382
Commercial business loans	73,403	75,628	77,381	86,904	79,055
Commercial agriculture and fishing loans	22,443	22,914	21,833	15,369	14,411
State and political subdivision obligations	369	369	369	404	405
Consumer automobile loans	139,992	133,209	133,789	144,036	151,121
Consumer loans secured by other assets	138,378	137,619	131,429	132,749	129,293
Consumer loans unsecured	2,508	3,051	3,658	4,411	5,209
Total loans	$1,664,702	$1,657,576	$1,695,823	$1,734,807	$1,698,124

Unfunded commitments under lines of credit or existing loans	$166,589	$175,100	$163,827	$166,446	$155,005

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Dollars in thousands) (Unaudited)

	Three Months Ended June 30,
	2025			2024
	Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/
	Outstanding	Paid	Rate	Outstanding	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable, net (1) (2)	$1,639,236	$22,814	5.58%	$1,698,777	$23,733	5.62%
Total investment securities	311,078	3,466	4.47	316,878	3,949	5.01
FHLB dividends	13,313	331	9.97	15,175	358	9.49
Interest-earning deposits in banks	46,807	520	4.46	41,450	571	5.54
Total interest-earning assets (3)	2,010,434	27,131	5.41	2,072,280	28,611	5.55
Noninterest-earning assets	154,145			147,090
Total average assets	$2,164,579			$2,219,370
Interest-bearing liabilities:
Interest-bearing demand deposits	$164,475	$240	0.59	$165,212	$193	0.47
Money market accounts	444,135	2,660	2.40	405,393	2,420	2.40
Savings accounts	228,901	884	1.55	227,650	915	1.62
Certificates of deposit, customer	451,712	4,396	3.90	400,197	4,079	4.10
Certificates of deposit, brokered	124,383	1,372	4.42	209,566	2,573	4.94
Total interest-bearing deposits (4)	1,413,606	9,552	2.71	1,408,018	10,180	2.91
Advances	275,176	3,041	4.43	315,375	3,801	4.85
Subordinated debt	34,600	345	4.00	39,465	395	4.03
Total interest-bearing liabilities	1,723,382	12,938	3.01	1,762,858	14,376	3.28
Noninterest-bearing deposits (4)	243,655			251,442
Other noninterest-bearing liabilities	50,685			41,991
Total average liabilities	2,017,722			2,056,291
Average equity	146,857			163,079
Total average liabilities and equity	$2,164,579			$2,219,370

Net interest income		$14,193			$14,235
Net interest rate spread			2.40			2.27
Net earning assets	$287,052			$309,422
Net interest margin (5)			2.83			2.76
Average interest-earning assets to average interest-bearing liabilities	116.7%			117.6%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred (costs) fees of ($148,000) and $34,000 for the three months ended June 30, 2025 and 2024, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.31% and 2.47% for the three months ended June 30, 2025 and 2024, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on PPNR and Adjusted PPNR:

	For the Quarter Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024

Net income (loss) (GAAP)	$3,661	$(9,036)	$(2,810)	$(1,980)	$(2,219)	$(5,375)	$(1,823)
Plus: (recapture of) provision for credit losses (GAAP)	(360)	7,785	3,655	3,134	8,739	7,425	9,709
Provision (benefit) for income taxes (GAAP)	297	(1,125)	359	(1,203)	(547)	(828)	(100)
PPNR (Non-GAAP) (1)	3,598	(2,376)	1,204	(49)	5,973	1,222	7,786
Less selected nonrecurring adjustments to PPNR (Non-GAAP):
Employee retention credit ("ERC") included in compensation and benefits	2,640	—	—	—	—	2,640	—
ERC consulting expense included in professional fees	(528)	—	—	—	—	(528)	—
Costs associated with early termination of Bellevue Business Center lease included in other expense	(599)	—	—	—	—	(599)	—
Bank-owned life insurance ("BOLI") death benefit	—	1,059	1,536	—	—	1,059	—
Gain on extinguishment of subordinated debt included in other income	—	846	—	—	—	846	—
Legal reserve	—	(5,750)	—	—	—	(5,750)	—
Equity investment repricing adjustment	—	—	(1,762)	—	—	—	651
One-time compensation payouts related to reduction in force	—	—	—	(996)	—	—	—
Net gain on sale of premises and equipment	—	—	—	—	7,919	—	7,919
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	—	—	(359)	—	(359)
Net loss on sale of investment securities	—	—	—	—	(2,117)	—	(2,117)
Adjusted PPNR (Non-GAAP) (1)	$2,085	$1,469	$1,430	$947	$530	$3,554	$1,692

Average total assets (GAAP)	$2,164,579	$2,174,748	$2,205,502	$2,209,333	$2,219,370	$2,169,621	$2,192,779
GAAP Ratio:
Return on average assets (GAAP)	0.68%	-1.69%	-0.51%	-0.36%	-0.40%	-0.50%	-0.17%
Non-GAAP Ratios:
PPNR return on average assets (Non-GAAP) (1)	0.67%	-0.44%	0.22%	-0.01%	1.08%	0.11%	0.71%
Adjusted PPNR return on average assets (Non-GAAP) (1)	0.39%	0.27%	0.26%	0.17%	0.10%	0.33%	0.16%

(1)  PPNR removes the provisions for credit loss and income tax from net income. This removes potentially volatile estimates, providing a comparative amount limited to income and expense recorded during the period. Adjusted PPNR further removes large nonrecurring transactions recorded during the period. We believe these metrics provide comparative amounts for a better review of recurring net revenue.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024

Total shareholders' equity	$149,733	$146,492	$153,882	$160,789	$158,881	$149,733	$158,881
Less: Goodwill and other intangible assets	1,081	1,082	1,082	1,083	1,084	1,081	1,084
Disallowed non-mortgage loan servicing rights	372	415	423	489	517	372	517
Total tangible common equity	$148,280	$144,995	$152,377	$159,217	$157,280	$148,280	$157,280

Total assets	$2,195,363	$2,171,430	$2,232,006	$2,255,486	$2,215,962	$2,195,363	$2,215,962
Less: Goodwill and other intangible assets	1,081	1,082	1,082	1,083	1,084	1,081	1,084
Disallowed non-mortgage loan servicing rights	372	415	423	489	517	372	517
Total tangible assets	$2,193,910	$2,169,933	$2,230,501	$2,253,914	$2,214,361	$2,193,910	$2,214,361

Average shareholders' equity	$146,857	$156,470	$161,560	$160,479	$163,079	$151,620	$162,473
Less: Average goodwill and other intangible assets	1,081	1,082	1,083	1,084	1,085	1,082	1,085
Average disallowed non-mortgage loan servicing rights	415	423	489	517	489	419	485
Total average tangible common equity	$145,361	$154,965	$159,988	$158,878	$161,505	$150,119	$160,903

Net income (loss)	$3,661	$(9,036)	$(2,810)	$(1,980)	$(2,219)	$(5,375)	$(1,823)
Common shares outstanding	9,444,963	9,440,618	9,353,348	9,365,979	9,453,247	9,444,963	9,453,247
GAAP Ratios:
Equity to total assets	6.82%	6.75%	6.89%	7.13%	7.17%	6.82%	7.17%
Return on average equity	10.00%	-23.42%	-6.92%	-4.91%	-5.47%	-7.15%	-2.26%
Book value per common share	$15.85	$15.52	$16.45	$17.17	$16.81	$15.85	$16.81
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	6.76%	6.68%	6.83%	7.06%	7.10%	6.76%	7.10%
Return on average tangible common equity (1)	10.10%	-23.65%	-6.99%	-4.96%	-5.53%	-7.22%	-2.28%
Tangible book value per common share (1)	$15.70	$15.36	$16.29	$17.00	$16.64	$15.70	$16.64
(1)

We believe that the use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.